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                                                                    EXHIBIT 99.2

                            TYCO INTERNATIONAL LTD.
                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS
                                 (IN MILLIONS)

                                  BALANCE AT      ADDITIONS      DEDUCTIONS --     ACQUISITIONS,     BALANCE AT
                                 BEGINNING OF     CHARGED TO       PRIMARILY         DISPOSALS         END OF
                                     YEAR           INCOME        WRITE-OFFS         AND OTHER          YEAR
                                 ------------     ----------     -------------     -------------     ----------
Allowance for doubtful
  accounts:
Year ended December 31, 1994...     $ 51.1           11.9             15.0              (1.8)          $ 46.2
Year ended December 31, 1995...     $ 46.2           14.0             11.8              (1.8)          $ 46.6
Year ended December 31, 1996...     $ 46.6           24.6             15.5              (0.5)          $ 55.2
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